Exhibit 99.1

13625 California Street, Suite 310
Omaha, Nebraska 68154
402-391-0010
Fax 402-391-4144
www.gptrust.com NYSE: GPT
FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Nancy D. Olson	John Waelti	Claire Koeneman
CFO/Treasurer	General Inquiries	Analyst Inquiries
402-548-4202	312-640-6760	312-640-6745
FOR IMMEDIATE RELEASE
TUESDAY, NOVEMBER 1, 2005
GOVERNMENT PROPERTIES TRUST ANNOUNCES THIRD-QUARTER,
NINE-MONTH 2005 FINANCIAL RESULTS
OMAHA, Neb.—November 1, 2005—Government Properties Trust, Inc. (NYSE: GPT), a self-managed, self-administered real estate investment trust, today announced results for the three- and nine–month periods ended September 30, 2005.
Third-Quarter 2005 Results
Funds from operations (FFO) was $2.1 million, or $0.10 per diluted share, and net loss was ($799,000), or ($0.04) per diluted share, for the three months ended September 30, 2005. This compares with FFO for the three months ended September 30, 2004, of $433,000, or $0.02 per diluted share, and a net loss of ($233,000), or ($0.01) per diluted share. The weighted average number of diluted shares outstanding was 20.6 million for the quarter ended September 30, 2005 and 20.5 million for the same quarter in 2004. Total revenue for the three months ended September 30, 2005 was $8.3 million, compared with $2.4 million for the same quarter in 2004. See the attachment to this press release for reconciliation of FFO and net loss, the most directly comparable Generally Accepted Accounting Principles (GAAP) measure.
Significant Third-Quarter Accomplishments
•	Completed the acquisition of the 122,000-square-foot Internal Revenue Service Annex in Martinsburg, W.Va., for approximately $30.1 million in July.

•	Completed the acquisition of the 27,000-square-foot Social Security Administration property in Dallas, Texas, for approximately $9.5 million in September.

•	Declared third-quarter dividend of $0.15 per share payable in October.

•	Completed a $19.6 million, 10-year loan for the Internal Revenue Service Annex in Martinsburg, W.Va. The loan carries a fixed rate of 5.24 percent amortized over a 30-year period.

•	Completed a $6.25 million, 10-year loan for the Social Security Administration property in Dallas, Texas. The loan carries a fixed rate of 5.09 percent amortized over a 30-year period.

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Nine-Month 2005 Results
FFO was $5.0 million, or $0.24 per diluted share, and net loss was ($1.5) million, or ($0.08) per diluted share, for the nine months ended September 30, 2005, compared with FFO of $(1.8) million, or $(0.10) per diluted share, and a net loss of ($3.3) million, or ($0.18) per diluted share, for the same period last year. The weighted average number of diluted shares outstanding was 20.6 million for the nine months ended September 30, 2005 and 18.6 million for the nine months ended September 30, 2004. Total revenue was $19.0 million, compared with $5.3 million for the year-ago period.
Portfolio Overview
On September 30, 2005, Government Properties Trust’s portfolio consisted of 18 properties totaling approximately 1.4 million rentable square feet with an aggregate purchase price of $339 million. The properties are 95 percent occupied and have a weighted average remaining lease term of approximately 10.6 years.
Third-Quarter Acquisition Update
Currently, Government Properties Trust has three properties consisting of approximately 418,000 square feet of rentable space under contract or letter of intent for an aggregate purchase price of approximately $67.4 million at an indicated average capitalization rate between 8.3 percent and 9.3 percent. Assuming the Company is able to close the purchase of all of the foregoing properties as currently contemplated, these closings are expected to occur between the fourth quarter of 2005 and the second quarter of 2006.
In addition, the Company has 14 acquisition prospects currently under contract or in various stages of internal underwriting and due diligence consisting of approximately 3 million square feet of rentable space, representing an aggregate purchase price of $725 million.
“The third quarter was witness to a number of milestones in our company’s history,” said Thomas D. Peschio, President and Chief Executive Officer of Government Properties Trust. “By completing the acquisition of two key properties and signing top-tier tenants to existing holdings, we further diversified our asset base, while adding nearly 150,000 square feet of Class A office space to our portfolio. We also fulfilled a pledge we made nearly two years ago to fully deploy the proceeds of our IPO by the end of 2005.”
Third-Quarter Conference Call and Webcast
Government Properties Trust will hold a conference call to discuss third-quarter results at 11:00 a.m. Eastern time on Wednesday, November 2, 2005. The conference call will be simulcast live on the Internet, and can be accessed by logging onto www.vcall.com or the Company’s Web site at www.gptrust.com. A replay will be available at the Company’s site.
Supplemental Quarterly Financial and Operating Data
Government Properties Trust publishes supplemental quarterly financial and operating data that can be found under the Investor Relations section of the company’s Web site at www.gptrust.com.

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About Government Properties Trust, Inc.
Government Properties Trust, Inc. invests primarily in single tenant properties under long-term leases to the U.S. government. Government Properties Trust, Inc. is a self-managed, self-administered real estate investment trust, or REIT. The Company is located at 13625 California Street, Suite 310, Omaha, NE 68154.
Legal Notices
Forward-looking information
This press release contains forward-looking statements. These and other forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,”, “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various risks discussed from time to time in our SEC filings.
All forward-looking statements included in this press release are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.
NOTICE TO PROSPECTIVE INVESTORS
Do not make an investment decision regarding the Company’s stock based solely on the foregoing information. Such a decision should be made only after a careful review and analysis of all the relevant filed or otherwise publicly disclosed information regarding the Company and its prospects.
Non-GAAP Financial Information
This press release contains non-GAAP financial information, including funds from operations (FFO). This press release also contains the most directly comparable GAAP information and a GAAP to non-GAAP reconciliation.
We believe FFO is useful to investors as an indicator of our ability to service debt and pay cash distributions. We use FFO for internal budgeting and planning purposes.
FFO, as calculated by us, may not be comparable to FFO reported by other companies that do not define these terms exactly as we define them. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.
For additional information, please visit the Government Properties Trust, Inc.
Web site at www.gptrust.com
Financial Tables and Non-GAAP to GAAP Reconciliations Follow:

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GOVERNMENT PROPERTIES TRUST, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
	(UNAUDITED)
ASSETS
Real estate at cost
Land	$32,873,237	$13,713,237
Buildings and improvements	259,575,597	117,069,518
Tenant origination costs	53,527,970	26,628,718
Real estate under development	12,225,197	1,180,523
Furniture and equipment	422,956	185,818

	358,624,957	158,777,814
Accumulated depreciation	(10,018,185)	(3,407,147)

	348,606,772	155,370,667
Cash and cash equivalents	6,813,679	93,814,813
Restricted cash escrows	20,429,447	2,103,338
Tenant receivables	5,633,123	1,501,850
Notes receivable from tenant	618,702	665,216
Deferred costs, net	2,283,290	937,156
Real estate deposits	300,000	685,993
Other assets	1,681,207	1,241,554

Total assets	$386,366,220	$256,320,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$9,679,018	$3,226,655
Dividends payable	3,108,242	3,104,340
Mortgage notes payable	211,192,223	77,584,897

Total liabilities	223,979,483	83,915,892
Stockholders’ equity
Common stock ($0.01 par value; 50,000,000 shares authorized, 20,721,612 and 20,695,567 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively)	205,820	205,223
Additional paid-in capital	188,941,858	188,259,230
Accumulated deficit	(26,955,345)	(16,059,758)
Accumulated other comprehensive income	194,404	—

Total stockholders’ equity	162,386,737	172,404,695

Total liabilities and stockholders’ equity	$386,366,220	$256,320,587

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GOVERNMENT PROPERTIES TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	(UNAUDITED)		(UNAUDITED)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2005	2004	2005	2004
Revenue
Rental income	$7,821,816	$2,338,335	$18,286,917	$5,060,076
Tenant reimbursements and other	442,275	41,656	754,048	205,851

Total revenue	8,264,091	2,379,991	19,040,965	5,265,927
Expenses
Property operations	1,343,177	543,020	3,321,627	1,126,570
Real estate taxes	896,790	257,403	1,921,859	578,428
Depreciation and amortization	2,946,201	673,396	6,611,038	1,436,990
General and administrative	1,303,690	1,037,025	3,644,599	3,026,211

Total expenses	6,489,858	2,510,844	15,499,123	6,168,199

Operating income (loss)	1,774,233	(130,853)	3,541,842	(902,272)
Other income (expense)
Interest income	249,303	607,884	1,348,237	1,238,417
Interest expense	(2,755,315)	(660,373)	(6,225,992)	(1,426,521)
Expense from issuance and exercise of warrant	—	—	—	(2,097,900)
Amortization of deferred financing fees	(66,809)	(91,571)	(234,922)	(170,085)

Loss from continuing operations	(798,588)	(274,913)	(1,570,835)	(3,358,361)

Discontinued operations:
Income from operations of disposed property	—	42,156	—	88,524

Net loss	$(798,588)	$(232,757)	$(1,570,835)	$(3,269,837)

Earnings per share (basic and diluted):
Loss from continuing operations	$(0.04)	$(0.01)	$(0.08)	$(0.18)
Income from discontinued operations	—	—	—	—

Net loss	$(0.04)	$(0.01)	$(0.08)	$(0.18)

Distributions declared per share	$0.15	$0.15	$0.45	$0.45

Weighted average shares outstanding (basic and diluted)	20,578,402	20,514,716	20,564,662	18,585,837

Net loss	$(798,588)	$(232,757)	$(1,570,835)	$(3,269,837)
Other Comprehensive Income
Unrealized derivative gain on forward-starting interest rate swaps	1,562,669	—	194,404	—

Comprehensive income (loss)	$764,081	$(232,757)	$(1,376,431)	$(3,269,837)

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GOVERNMENT PROPERTIES TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	(UNAUDITED)
	NINE MONTHS ENDED
	SEPTEMBER 30,
	2005	2004
Operating activities
Net loss	$(1,570,835)	$(3,269,837)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,611,038	1,436,990
Amortization of deferred financing fees	234,922	170,085
Amortization of premium on mortgage notes payable	25,264	—
Compensation expense	543,222	508,997
Expense from issuance and exercise of warrant	—	2,097,900
Changes in assets and liabilities:
Tenant receivables	(4,131,273)	(420,068)
Other assets	(245,249)	(913,091)
Accounts payable and accrued expenses	3,824,576	909,425

Net cash provided by operating activities	5,291,665	520,401

Investing activities
Expenditures for real estate	(170,643,851)	(68,955,751)
Deposits on future real estate purchases	(300,000)	(1,550,000)
Development of real estate assets	(8,276,884)	—
Restricted cash escrows	(18,326,109)	(423,685)
Note receivable from tenant	46,514	(568,349)
Expenditures for furniture and equipment	(237,138)	—
Restricted cash for letter of credit	—	(17,426,515)

Net cash used in investing activities	(197,737,468)	(88,924,300)

Financing activities
Financing fees	(1,581,056)	(785,300)
Net repayment under lines of credit	—	(3,047,655)
Proceeds from mortgage notes payable	117,582,219	29,000,000
Payments on mortgage notes payable — affiliate	—	(1,639,219)
Repayments of advances from affiliate	—	(102,873)
Principal payments on mortgage notes payable	(1,235,644)	(455,031)
Proceeds from sale of common stock	—	193,202,100
Offering costs paid	—	(16,242,443)
Dividends paid	(9,320,850)	(6,351,685)

Net cash provided by financing activities	105,444,669	193,577,894

Net (decrease) increase in cash and cash equivalents	(87,001,134)	105,173,995
Cash and cash equivalents, beginning of period	93,814,813	760,859

Cash and cash equivalents, end of period	$6,813,679	$105,934,854

Non-Cash Financing Activity
Assumption of mortgage note payable included in real estate, net	$15,753,309	$—

Non-Cash Operating Activity
Accounts payable and accrued expenses included in real estate, net	$2,767,790	$—

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GOVERNMENT PROPERTIES TRUST, INC
FFO RECONCILIATION

	THREE MONTHS		NINE MONTHS
	ENDED		ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2005	2004	2005	2004
Net loss	$(798,588)	$(232,757)	$(1,570,835)	$(3,269,837)
Adjustments to reconcile to funds from Operations:
Real estate depreciation and amortization (a)	2,935,914	666,214	6,585,935	1,420,729

Funds from Operations	$2,137,326	$433,457	$5,015,100	$(1,849,108)

Funds from Operations per common share	$0.10	$0.02	$0.24	$(0.10)

Weighted average common shares outstanding	20,578,402	20,514,716	20,564,662	18,585,837

(a)	Excludes depreciation of non-real estate assets of $10,287 and $7,182 for the three months ended September 30, 2005 and 2004, respectively and $25,103 and $16,261 for the nine months ended September 30, 2005 and 2004, respectively.

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